Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (file no. 333-274650 and file no. 333-279753) of our report dated March 21, 2025, relating to the consolidated financial statements of MicroCloud Hologram Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Expert” in such Registration Statements.

/s/ Assentsure PAC

Singapore

March 21, 2025